UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 3, 2026

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2026, Credit Acceptance Corporation (referred to as the “Company,” “Credit Acceptance,” “we,” “our” or “us”) entered into a separation agreement and general release (the “Separation Agreement”) with Jay D. Martin, the Company’s former Chief Financial Officer, who had been serving as an employee advisor to the Company since his tenure as Chief Financial Officer ended on July 27, 2026. The Separation Agreement provides for Mr. Martin to continue to serve as an unsalaried employee advisor to the Company from September 3, 2026, through February 1, 2027 (the “Term”), and to provide approximately 15 hours of advisory services per month to the Company during the Term. Under the terms of the Settlement Agreement, the Company will provide Mr. Martin with a lump sum payment in a pre-tax amount of $4,000, representing his benefit premiums (if elected) under the Consolidated Omnibus Budget Reconciliation Act of 1985, based on his election coverage on September 3, 2026, through the end of the Term, and will provide Mr. Martin with three months of medical, dental, and vision benefits during the Term at no cost to Mr. Martin. Mr. Martin will continue to vest in his outstanding equity awards during the Term in accordance with the existing vesting schedule applicable to those awards. The Separation Agreement includes a general release of claims by Mr. Martin in favor of the Company.

Forward-Looking Statements

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. Statements in this report that are not historical facts, such as those using terms like “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “assume,” “forecast,” “estimate,” “intend,” “plan,” “target,” or similar expressions, and those regarding our future results, plans, and objectives, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this report. Actual results could differ materially from these forward-looking statements since the statements are based on our current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include, but are not limited to, the factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2026, and other risk factors discussed or listed from time to time in our reports filed with the SEC. We do not undertake, and expressly disclaim any obligation, to update or alter our statements, whether as a result of new information or future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: September 4, 2026	By:	/s/ Erin J. Kerber
Erin J. Kerber
Chief Legal Officer, Chief Compliance Officer and Secretary